Exhibit 23.1

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #2 of our report dated  July 15, 2011 relating to the May 31, 2011 financial statements of Dynamic Nutra Enterprises Holdings, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 23, 2011